Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of the Effective Date by and between Calidi Biotherapeutics Inc., a Delaware corporation (“Company”), with an address at: 4475 Executive Drive, Suite 200 San Diego, CA 92121 and the party listed in Exhibit A (“Consultant”), collectively (“Parties” or a “Party”).

RECITALS

A. The Company desires to engage Consultant as an independent contractor, and not as an employee, to assist the Company in its development and growth, on the terms and conditions set forth herein.

B. Consultant desires to use his or her abilities and knowledge to assist the Company in such activities as may be reasonably required from time to time by the Company, as more specifically set forth in Exhibit A attached hereto.

C. The foregoing recitals express the true intentions of the Parties and are hereby incorporated by this reference into this Agreement.

AGREEMENT

In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1. Engagement.

(a) The Company hereby engages Consultant to render, as an independent contractor, the services described in Exhibit A attached hereto and such other services as may be reasonably requested by the Company, from time to time. The term “Services” as used herein shall mean the activities described in Exhibit A.

(b) Consultant hereby accepts the engagement to provide Services to the Company on the terms and conditions set forth herein.

(c) Company shall keep Consultant informed regarding all matters that are the subject of this Agreement. Company shall cooperate with Consultant and shall reasonably participate in all activities related to the accomplishment of the objectives of this Agreement.

2. Term and Termination. The term of this Agreement shall begin as of the Effective Date of this Agreement and shall continue for a period set forth in Exhibit A, unless terminated earlier in accordance with Section 2(a) (“Term”). This Consulting Agreement may be extended only upon mutual written agreement.

(a) Either Party may terminate this Agreement pursuant to the notice period described in Exhibit A in writing upon notice, with or without cause, to the other Party (“Termination Date”). If terminated earlier than the Term of the Agreement, Consultant shall be entitled to pro-rated compensation up to the Termination Date.

3. Compensation. In consideration of the Services to be performed by Consultant, the Company agrees to pay Consultant in the manner and at the rates set forth in Exhibit A. Parties agree that the aggregate compensation paid to the Consultant during the Term, is consistent with fair market value in arm’s length transactions, and if applicable, is not determined in a manner that considers the volume of value of any referrals or business otherwise generated between the Consultant and the Company for which payment may be made in whole or in part under federal healthcare programs or otherwise.

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4. Consultant’s Business Activities.

(a)	The Company hereby acknowledges that the Consultant may be currently engaged with other clients and that Consultant may continue in such business.

(b)	During the Term of this Agreement, it is understood that Consultant may not engage in business or other activities, which are or may be directly competitive with the business activities of the Company, without notifying and obtaining express written consent of the Company.

5. Confidentiality and Non-Disclosure. Consultant agrees to abide by the Proprietary Information and Inventions Agreement between the Consultant and Company and is hereby incorporated by reference.

6. Representations and Warranties. Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant’s undertaking this relationship with the Company, (ii) that the performance of the Services called for by this Agreement do not and will not violate any contract with a third party, U.S. or foreign applicable law, rule or regulation or any proprietary, or other right of any third party, (iii) that Consultant will not use in the performance of its responsibilities under this Agreement any confidential information or trade secrets of any other person or entity, (iv) that Consultant has not entered into or will not enter into any agreement (whether oral or written) in conflict with this Agreement, and (v) that Consultant is compliant with, and will comply with, all state and local laws, including FINRA regulations or the Foreign Corrupt Practices Act, if applicable, with respect to the services hereunder. Company represents and warrants (i) that it is a duly formed corporation incorporated under the laws of Delaware, and (ii) that it intends to enforce this agreement as a legally binding obligation of the Company.

7. Indemnification. Consultant hereby indemnifies and agrees to defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys’ fees, arising out of or relating to the Services performed by Consultant under this Agreement or the representations and warranties made by Consultant pursuant to paragraph 6 hereof which includes any violations of any third party contracts or applicable federal and state laws.

Company hereby indemnifies and agrees to defend and hold Consultant harmless from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys’ fees, arising out of or relating to the Services performed by Company under this Agreement or the representations and warranties made by Company pursuant to paragraph 6 hereof. Company’s and Consultant’s obligations under this paragraph 7 hereof shall survive the termination, for any reason, of this Agreement.

8. Attorney’s Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such litigation from the party or parties against whom enforcement was sought.

9. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

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10. Amendment. This Agreement may be amended only by a writing signed by Consultant and by a representative of the Company duly authorized.

11. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

12. Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

13. Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

14. Agreement to Perform Necessary Acts. Consultant agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

15. Assignment. Consultant may not assign this Agreement without the Company’s prior written consent. This Agreement may be assigned by the Company in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, and in other instances with the Consultant’s consent which consent shall not be unreasonably withheld or delayed.

16. Independent Contractor. The relationship between Consultant and the Company is that of independent contractor under a “work for hire” arrangement. All work product developed by Consultant shall be deemed owned and assigned to Company. This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company. Consultant will not be eligible for any employee benefits, nor will the company make deductions from fees to the Consultant for taxes, insurance, bonds or the like. Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

17. Taxes. Consultant agrees to pay all taxes that may be imposed upon Consultant with respect to the fees paid to Consultant hereunder.

18. Governing Law. This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by the laws of the State of California. Consultant agrees to be subject to the exclusive jurisdiction of the federal and state courts located in San Diego County.

19. Non-Public Information. Consultant agrees that it will not trade the securities of the Company if Consultant has reviewed or possesses Confidential Information that is or could be considered material non-public information.

20. Image and Likeness. Consultant shall provide the Company the right of publicity for the Consultant’s name, title, likeness, and image and will sign appropriate releases as needed in connection with any marketing efforts at discretion of Company.

(Signature Page to Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective

Date.

Calidi Biotherapeutics, Inc.		Consultant

Print Name: Eric Poma		Print Name: Wendy Pizarro

By:	/s/ Eric Poma	By:	/s/ Wendy Pizarro
Title:	Chief Executive Officer

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Exhibit A

1.	Consultant Name: Wendy Pizarro

Consultant Email and Address:

2.	Term of Agreement: Six (6) Months from Effective Date. Renewable upon mutual written agreement.

3.	Hourly Rate: $250.00/hour

4.	Effective Date: October 18, 2025

5.	Termination Notice Period: Fifteen (15) days prior to Termination Date

6.	Title: Legal Advisor

7.	Supervisor: Consultant shall report to Eric Poma, Ph.D., Chief Executive Officer

8.	Services: Provide consulting from time to time to support Calidi’s legal and contracting needs

9.	Compensation:

Cash Compensation: The Company shall pay Consultant on an hourly basis (itemized in 15-minute increments) at the Hourly Rate set forth above, and hours shall not exceed 20 hours per month. Consultant must receive prior approval for work by Supervisor before performing work in accordance with this Agreement. Consultant will invoice the Company when the services are complete at the end of each month and shall submit a written invoice to accounting@calidibio.com and epoma@calidibio.com detailing the dates and hours worked pursuant to this Agreement on a monthly basis. Upon approval of the invoice and subject to Consultant’s timely submission of such invoice, Company shall pay Consultant within thirty (30) business days of the receipt of the invoice.

10.	Reimbursement for Business Expenses: Consultant shall receive reasonable and customary reimbursement for business expenses incurred on behalf of the Company; provided, however, that Consultant shall provide appropriate receipts and documentation for any such expenses and receive prior written approval from the Supervisor prior to the expensed event.

11.	Miscellaneous: Pursuant to the Company’s 2023 Equity Incentive Plan, active, unvested stock options (“Unvested Options”) that Consultant held immediately preceding the execution of this Agreement shall continue to vest under each stock option grant’s respective vesting schedule. For clarity, Consultant’s Unvested Options shall not be considered expired and shall continue to vest in accordance with each stock option grant’s vesting schedule and the Company stock option policy until this Agreement expires at the end of its Term or is terminated pursuant to Section 2(a). Upon expiration or termination of this Agreement, Consultant shall have ninety (90) days to exercise Consultant’s vested stock options before they expire consistent with the Company’s stock option policies.

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